UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DREAMFLY PRODUCTIONS CORPORATION
(Name of small business issuer in its charter)

Delaware	7812
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

3107 Cole Avenue
Dallas, Texas 75204

(214) 642-6716
(Address and telephone number of	(Name, address and telephone
Registrant’s executive office)	number of agent for service)

Copies to:
William L. MacDonald
Macdonald Tuskey Corporate & Securities Lawyers
Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
Telephone: (604) 648-1670, Facsimile: (604) 681-4760

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of Alarge accelerated filer,@ Aaccelerated filer@ and Asmaller reporting company@ in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered	2,921,932	$0.257	$750,936.52	$41.90
Total Registration Fee				$41.90

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated ___________________, 2009

PROSPECTUS

DREAMFLY PRODUCTIONS CORPORATION

This prospectus relates to an aggregate of 2,921,932 shares of our common stock. We are directly offering 2,921,932 shares of our common stock on a “best efforts” basis at $0.257 per share. Our directors and officers will use their best efforts to sell our common stock and there is no commitment by any person to purchase any shares. We are offering for sale, on a self-underwritten basis, a maximum of 2,921,932 shares at a price of $0.257 per share in this offering. There is no minimum number of shares required to be sold to close the offering. The offering period will be open for a period not to exceed 180 days from the date of this prospectus. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

For a description of the plan of distribution of these shares, please see page 29 of this prospectus.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

This is our initial public offering. We will pay for all expenses of this offering. The offering price may not reflect the market price of our shares after the offering. The 2,921,932 shares offered directly by the company will be offered and sold by our officers and directors without any discounts or other commissions. There will be no broker or dealer participation.

An investment in our securities is speculative. Investors should be able to afford the loss of their entire investment. See the section entitled "Risk Factors" beginning on Page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2009

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLEOF CONTENTS

As used in this prospectus, the terms "we", "us", "our", “the company” and “Dreamfly”, mean Dreamfly Productions Corporation and our wholly owned subsidiary, Dreamfly Productions LLC, unless otherwise indicated. All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated on December 3, 2002 under the laws of the State of Texas and subsequently reincorporated under the laws of the State of Delaware on June 1, 2006. We currently have one subsidiary, Dreamfly Productions, LLC. Our principal offices are located at 3107 Cole Avenue, Dallas, Texas 75204. Our telephone number is (214)999-0483. Our fiscal year end is December 31.

We are a Texas-based film production company. We engage in a wide variety of projects, including full scale movie production, corporate videos, commercials, music videos, or high definition graphics packages.

We earn revenues from the distribution of newly acquired products and productions, and the distribution of our library, as well as from the distribution of home entertainment products. Once a production is completed and delivered, the program is then included in our library of film and television programs along with acquired programming. Through our internal sales operations, we license that programming to theatrical distributors, television broadcasters, cable companies, satellite services and home entertainment distributors around the world.

Our goal is to become a fully integrated, broad based entertainment company whose planned operations expect to encompass motion picture production and distribution, television programming, production and syndication, home video acquisition and distribution, digital media production and distribution, development and operation of studio facilities, and distribution of filmed entertainment worldwide.

The Offering

The following is a brief summary of this offering:

Offering	The offering consists of a maximum of 2,921,932 common shares in the capital of the company.

Offering price per share	$0.257 per share

Total amount	This offering is not subject to any minimum subscription.

Net proceeds	Approximately $750,937 assuming the maximum offering is completed.

Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan and for working capital.

Plan of Distribution	This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares in this offering will be offered and sold by our directors and officers.

Terms of the Offering	This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold we will use the money raised for our business. We cannot be certain that we will be able to sell enough shares to sufficiently fund our operations.

Number of shares outstanding before the offering	35,802,047

Number of shares outstanding after the offering (assuming the maximum offering is completed)	38,723,979

Number of Shares Outstanding

There were 35,802,047 shares of our common stock issued and outstanding as of October 26, 2009. Assuming the maximum amount of the offering is completed and all 2,921,932 shares are sold, we will have 38,723,979 shares of our common stock issued and outstanding.

SUMMARY OF FINANCIAL DATA

We were only recently organized. Accordingly, we only recently commenced operations in the entertainment production and distribution industry. We cannot be certain that we will ever generate positive earnings from our business.

	Period from April 17, 2009 through June 30, 2009 (unaudited)	Period from January 1, 2009 through April 16, 2009 (unaudited)	Year ended December 31, 2008 (audited)	Year ended December 31, 2007 (audited)
Revenue	$20,030	$12,427	$45,799	$95,690
Cost of Revenues	$7,381	$6,095	$32,417	$66,403
Net Income (Loss) for the Period	$3,282	$2,105	($30,667)	($19,184)
Earning (Loss) Per Share - basic and diluted	$0.00	N/A	N/A	N/A

	June 30, 2009 (unaudited)	December 31, 2008 (audited)	December 31, 2007 (audited)
Working Capital	($53,398)	($24,590)	($34,664)
Total Assets	$34,599	$3,037	$122,224
Total Liabilities	$55,997	$27,627	$156,888
Total Number of Issued Shares of Common Stock	38,468,833	N/A	N/A
Weighted Average Shares Outstanding	38,468,833	N/A	N/A
Accumulated Deficit	($21,398)	N/A	N/A
Total Stockholders' Equity (Deficit)	($21,398)	($24,590)	($34,664)

RISK FACTORS

The purchase of the shares of common stock being offered pursuant to this prospectus is speculative and involves a high degree of risk. An investment in our common stock may result in a complete loss of the invested amount.

Our company is subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in technology, customer demands and industry standards associated with film production services may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering. Please consider the following risk factors before deciding to invest in our common stock:

RISKS RELATED TO OUR BUSINESS

Auditor’s Going Concern. There is substantial doubt about our company’s ability to continue as a going concern

Our auditor's report on our December 31, 2008 and 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers and directors may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "December 31, 2008 and 2007 Financial Statements - Auditors Report."

As our company has been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be difficult for us to attract investors.

We have realized limited revenue and no earnings, and we may not be able to achieve profitable operations in the future.

We only recently began providing operations and have yet to achieve meaningful revenue. As of the date of this prospectus, we have only a limited number of customers. We realized limited revenue of $45,799 and a net loss of $(30,667) for our year ended December 31, 2008 and limited revenue of $20,030 and net income of $3,282 for the period from April 17, 2009 to June 30, 2009. We cannot be certain that we will achieve profitable operations in the future. See "Plan of Operation - Financial Condition, Liquidity and Capital Resources" and "Certain Transactions" for a more detailed description of our capitalization and financial condition. During the development stage of our operations, the revenues generated from operations can be expected to be insufficient to cover expenses.

We expect significant increases in our costs and expenses that may result in continuing losses for at least the next year, which, in turn, may cause a dramatic change in our business plan or the sale, merger or bankruptcy of our business.

We have incurred a net loss of $(30,667) for our year ended December 31, 2008. We cannot be certain that we will obtain enough customers or a high enough volume of service fees to generate sufficient revenue and achieve profitability. We believe that we will continue to incur operating and net losses for at least the next year, and possibly longer, and that the rate at which we incur these losses will increase significantly from current levels.

Our operations to date have been limited. The development and implementation of the business model is a long term process. The normal fiscal cycle of a feature film does not typically generate revenues for 18 to 24 months. Subsequent to that, the fiscal life cycle of a feature film is close to 7 years initially, with affiliate, residual and syndication revenues continuing for years. We can give no assurance that we will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the future could require a significant increase in the use of working capital.

To successfully grow the individual divisions of our business, we must devote the time necessary to fully implement our respective business models, decrease cash burn rate over time, begin to generate revenues in order to improve cash position, and establish ongoing revenues in each division, and succeed in the ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances.

We have limited assets and working capital and minimal shareholders' equity and, if our financial condition does not improve, we may have to cease operations and our shareholders will lose their entire investment.

As of June 30, 2009, we had total assets of $34,599 (December 31, 2008: $3,037), consisting of cash and cash equivalents of $2,599 (December 31, 2008: $3,037), goodwill of $32,000 (December 31, 2008: $Nil), a working capital deficit of $53,398 (December 31, 2008: $24,590) and total shareholders' deficit of $(21,398) (December 31, 2008: $(24,590)). Accordingly, we have only very limited assets and financial resources and negative working capital. After this offering, which, if completed, will yield net proceeds of a maximum of approximately $750,937, our working capital may be dissipated by current liabilities. We cannot be certain that our financial condition will improve. We will cease operations and our shareholders will lose their entire investment if our financial condition does not improve.

If we acquire or invest in other businesses, we will face certain risks inherent in such transactions

We may acquire, make investments in, or enter into strategic alliances or joint ventures with, companies engaged in businesses that are similar or complementary to our company. If we make such acquisitions or investments or enter into strategic alliances, we will face certain risks inherent in such transactions.

Our current lack of a marketing organization and limited marketing capability may adversely affect customer acceptance and our revenues.

As compared to our company, which lacks the financial, personnel and other resources required to compete with our larger, better-financed competitors, virtually all of our more established competitors have much larger budgets for marketing, advertising and promotion. Ultimately, we will need to expend funds to attract customers to our company for the production and distribution of their entertainment products. We anticipate that our very limited finances and other resources may be a determinative factor in the decision of any prospective customer as to whether to use our company. We will rely upon the judgment and conclusions of our management, based solely upon their knowledge and prior limited business experience, relative to our needs for marketing expertise, until such time, if ever, as we are successful in attracting and retaining sufficient customers to support ongoing operations. As a result, we may not be able to achieve profitability when we expect, or at all.

RISKS RELATED TO THIS OFFERING

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.257 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is very speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. Shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

There is no public market for our common stock and, if a public market fails to develop or be sustained, then investors may be unable to sell and therefore lose their investments in, the shares of common stock.

There is no public market for our common stock and there is no assurance that a public market will develop as a result of this offering or, if developed, that it will be sustained. Many brokerage firms may not effect transactions in the securities and many lending institutions may not permit their use as collateral for loans. The common stock will be traded, if at all, in the "pink sheets” maintained by members of the National Association of Securities Dealers, Inc., and possibly on the Over The Counter Bulletin Board. We will not satisfy the requirements either for being quoted on the National Association of Securities Dealers' Automated Quotations System or for listing on any national securities exchange. Accordingly, until we qualify for NASDAQ or listing on an exchange, any trading market that may develop for the common stock is not expected to qualify as an "established trading market" as that term is defined in Securities and Exchange Commission regulations, and is expected to be substantially illiquid.

In the event that the company’s shares are traded, they may trade under $5.00 per share and may be deemed a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company’s shares.

In the event our shares are traded and our stock trades below $5.00 per share, our stock would be deemed to be a "penny stock" and therefore subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 30 for discussions of penny stock rules), FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 1,000,000,000 common shares, of which 35,802,047 are issued and outstanding as of the date of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Our stock price will fluctuate after this offering, which may result in substantial losses for investors.

The offering price for the shares of common stock being offered by this prospectus was arbitrarily selected and the trading price will fluctuate after this offering once trading commences, if ever. The fluctuations of the stock price could result in substantial losses for investors. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which will be beyond our control. These factors include:

  Quarterly variations in operating results;

  Announcements by us or our competitors of new productions, distribution contracts or significant contracts, acquisitions or strategic relationships;

  Publicity about our company, our products and services or our competitors;

  Additions or departures of key personnel;

  Any future sales of our common stock; and

  Stock market price and volume fluctuations of publicly-traded companies in general.

The trading prices of many public companies have been especially volatile and many are at or near historical lows. Investors may be unable to resell their shares of common stock at or above the offering price.

The proceeds of this offering may be inadequate to sustain our continued operation.

The maximum net proceeds of this offering is $750,937, and, therefore, are sufficient to conduct only a limited amount of activity. Particularly if the maximum number of shares of common stock being offered is not sold, our continued operations will be dependent on our ability to generate significant operating revenue or procure additional financing. There is no assurance that we will be able to generate significant revenue or that we can obtain any additional financing on terms favorable to us. If we are unable to achieve profitability or raise additional funds or if we encounter unexpected difficulties and expenses, then our business strategy may not be successful.

Sales of substantial amounts of our shares may depress our stock price.

A total of 2,921,932 shares being offered by our company in this offering will be available for sale immediately after the effectiveness of this offering. Sales of a substantial number of shares of our common stock could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock. After this offering, (assuming this total includes the maximum offering of shares of 2,921,932) we will potentially have a total of 38,723,979 shares of common stock outstanding, including 2,921,932 shares that we are selling in this offering that may be resold immediately in the public market.

There is no guarantee that we will be able to raise the necessary funds in this offering or that additional funds will be available to us when we need them and, if financing is unavailable, we may need to dramatically change our business plan, sell, merge our business, or face bankruptcy.

Based on our current projections, we will need to raise funds after the expiration of one year from the closing of this offering through the issuance of equity, equity-related or debt securities in addition to the funds we are raising in this offering. However, there is no guarantee that we will be able to raise the funds in this offering that are necessary to maintain our business for the following year. We cannot be certain that additional capital will be available to us on favorable terms when required, or at all. If this additional financing is not available to us, we may need to dramatically change our business plan, sell or merge our business or face bankruptcy. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing shareholders and our issuance of debt securities could increase the risk or perceived risk of our company. Any of these actions could cause our stock price to fall.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus relates to the registration of a total of 2,921,932 common shares of our company. A total of 2,921,932 shares of common stock of our company will be offered at $0.257 per share. This is a "best efforts" offering, which means that we will use our best efforts to sell the common stock and there is no commitment by any person to purchase any shares. We are offering for sale, on a self-underwritten basis, a maximum of 2,921,932 shares at a price of $0.257 per share in this offering. There is no minimum number of shares required to be sold to close the offering. The offering period will be open for a period not to exceed 180 days from the offering date. Proceeds from the sale of the shares will be used to fund the initial stages of the company’s marketing plan to grow the business. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

Our offering price of $0.257 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such. After this registration statement is declared effective we anticipate filing a Form 8-A under the United States Exchange Act of 1934 to become a fully reporting company. We intend to make an application for quotation, through a market maker, to file a 15c-211 with FINRA to apply to FINRA to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective. As of the date of this registration statement, our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Please see the Plan of Distribution section at page 29 of this prospectus for a detailed explanation of how the common shares may be sold.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common stock being offered by this prospectus. We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our company’s value.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The proceeds from the sale of the new shares being offered (up to a maximum of $750,937) will vary depending on the total number of shares actually sold in the offering. If all 2,921,932 shares offered hereunder are sold, there would be a total of 38,723,979 common shares issued and outstanding. If the maximum 2,921,932 shares were sold the proceeds will be $750,937. Adding the offering proceeds to the net tangible book value as at June 30, 2009, our total net tangible book value would be $729,539. Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $0.019.

Therefore, the shareholders who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately $0.238 or approximately 92.7% and our present shareholders will receive an immediate book value increase of approximately $0.020 per share.

The following table demonstrates multiple scenarios of proceeds realized from the offering ranging from realizing 10% of the proceeds up to realizing 100% of the proceeds of the offering in order to illustrate the per share dilution effect of the offering of the new shares. The first scenario assumes the completion of this offering by the sale of 10% of the maximum of 2,921,932 shares (292,193 shares) of common stock for proceeds of $75,093, and the last scenario assumes the completion of the maximum offering of 2,921,932 shares of common stock for proceeds of $750,937.

Dilution Calculation	10% 292,193 Shares	25% 730,483 shares	50% 1,460,966 shares	75% 2,191,449 shares	100% 2,921,932 shares
Initial public offering price per share	$0.257	$0.257	$0.257	$0.257	$0.257
Net tangible book value per share at June 30, 2009	$(0.0006)	$(0.0006)	$(0.0006)	$(0.0006)	$(0.0006)
Increase in net tangible book value per share attributable to new investors	$0.0021	$0.0040	$0.0101	$0.0149	$0.0194
Net tangible book value per share after offering	$0.0015	$0.0046	$0.0095	$0.0143	$0.0188
Dilution per share to new investors	$0.2555	$0.2524	$0.2475	$0.2427	$0.2382

Dilution will be increased by the amount of our operating losses for the period from June 30, 2009, to the closing date of the offering being made by this prospectus.

USE OF PROCEEDS

The following table demonstrates multiple scenarios of proceeds realized from the offering ranging from realizing 10% of the proceeds up to realizing 100% of the proceeds from the offering to illustrate the effect of each offering scenarios of the new shares on the application and allocation of the proceeds. The first scenario assumes the completion of this offering by the sale of 10% of the maximum of 2,921,932 shares (292,193 shares) of common stock for proceeds of $75,093. The last scenario assumes the completion of the maximum offering of 2,921,932 shares of common stock for proceeds of $750,937. We expect to apply and allocate the proceeds of the offering during the following year in substantially the manner set forth in the table below.

Application of Proceeds	10% Proceeds Allocation	25% Proceeds Allocation	50% Proceeds Allocation	75% Proceeds Allocation	100% Proceeds Allocation
Professional Fees (1)	$ 22,528	$ 56,320	$ 112,640	$ 168,960	$ 175,000
Capital Expenditures	$ 7,509	$ 18,773	$ 37,546	$ 56,320	$ 112,640
Sales and Marketing Expenses	$ 11,264	$ 28,120	$ 56,320	$ 84,480	$ 150,187
Working Capital	$ 33,793	$ 84,521	$ 168,962	$ 253,442	$ 313,110
Total Net Proceeds	$ 75,094	$ 187,734	$ 375,468	$ 563,202	$ 750,937

(1)	Represents accounting, auditing, and legal fees, associated with the preparation and filing of the company’s S-1 Registration Statement.

There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 2,921,932 shares of common stock being offered.

Management is of the opinion that the proceeds from the maximum amount of the offering will satisfy our cash requirements for at least the next 12 months and that it will not be necessary, during that period, to raise additional funds to meet the expenditures required for operating our business. However, the proceeds of this offering that will be available to us for operating expenses are limited. Because of this and our inability to specifically define our business plan at this time, management is incapable of predicting with any degree of specificity the nature or the amount of operating expenses that we will incur in the one-year period following the closing of this offering. The offering proceeds are expected to be inadequate to fully implement our proposed business plan and it is anticipated that our continued operation after the expiration of one year will be dependent upon our ability to obtain additional debt and/or equity financing, the availability of which cannot be assured. Since inception, our operations have been principally funded by sales of our equity securities and shareholder loans. There is no assurance that we will be successful in our entertainment production and distribution business in the future.

DESCRIPTION OF OUR BUSINESS

Corporate Overview

We were incorporated on December 3, 2002 under the laws of the State of Texas under the name “CDS Operations, Inc.”. We subsequently change our name to “Client Track Corporation” on July 30, 2005. On June 1, 2006, we reincorporated under the laws of the State of Delaware. On May 11, 2007, we change our name to “CLTC Ventures Corp.”. Initially, we had been in the process of developing a customer relationship software suite known as “Client Track”. This software suite was developed to assist individuals in managing their debt, principally credit card debt so that those individuals can avoid bankruptcy. Because we were not successful in implementing our business plan, we considered various alternatives to ensure the viability and solvency of our company.

On April 17, 2009, we closed a share exchange agreement and acquired all the issued and outstanding memberships units of Dreamfly Productions, LLC. In accordance with the closing of the share exchange agreement, we issued 10,000,000 shares of our common stock to the former members of Dreamfly Productions, LLC in exchange for the acquisition, by our company, of all of the 10,000 units of Dreamfly Productions, LLC.

On April 22, 2009, we changed our name from “CLTC Ventures Corp.” to “Dreamfly Productions Corporation”.

We currently have one subsidiary, Dreamfly Productions, LLC. Our principal offices are located at 3107 Cole Avenue, Dallas, Texas 75204. Our telephone number is (214) 642-6716. Our fiscal year end is December 31.

Our Current Business

With the completion of the acquisition and share exchange agreement to acquire all of the issued and outstanding membership units of Dreamfly Productions, LLC, we changed our business to being a film production company. We engage in a wide variety of projects, including full scale movie production, corporate videos, commercials, music videos and high definition graphics packages. We are a Texas-based film production company. We engage in a wide variety of projects, including full scale movie production, corporate videos, commercials, music videos, or high definition graphics packages.

We earn revenues from the distribution of newly acquired products and productions, and the distribution of our library, as well as from the distribution of home entertainment products. Once a production is completed and delivered, the program is then included in our library of film and television programs along with acquired programming. Through our internal sales operations, we license that programming to theatrical distributors, television broadcasters, cable companies, satellite services and home entertainment distributors around the world.

Our goal is to become a fully integrated, broad based entertainment company whose planned operations expect to encompass motion picture production and distribution, television programming, production and syndication, home video acquisition and distribution, digital media production and distribution, development and operation of studio facilities, and distribution of filmed entertainment worldwide.

Products and Services
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We are an integrated media company that produces and acquires feature films, television and home entertainment content for distribution to worldwide markets. We primarily operate through four segments: Motion Picture, Television, Home Entertainment and Talent Management.

Motion Pictures

Our motion picture segment will focus on the acquisition and worldwide exploitation of motion picture content. We intend to produce and acquire feature films and then distribute and license these films to third party distributors.

Television

Our television segment will focus on the acquisition, production and worldwide exploitation of television content. We intend to produce and acquire series, mini-series, movies-of-the-week, lifestyle programming, and documentaries that will provide licensing to broadcasters, satellite and cable providers, and distributors worldwide.

Home Entertainment

Our home entertainment segment will focus on marketing and licensing videos, digital versatile disc (DVD) and ancillary merchandise to retail outlets. We intend to distribute the motion pictures, TV programs and productions that we produce on DVDs and distribute these directly to major retail and rental outlets.

Talent Management

To establish a presence known for being a leading entertainment talent agency, guiding the careers of elite actors, musical artists, directors, writers and producers. Our goal is to have a diverse client list allowing it to effectively compete with other large agencies while guaranteeing personalized attention to every client. We will provide representation to clients across its motion picture and television production departments.

Marketing Strategy and Distribution
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We will currently focus, build, and grow national and regional awareness of Dreamfly Productions and Dreamfly Films, and the diverse film and video services it will offer to the Dallas regional area and to other targeted regional areas such as New Orleans.

We believe that we have a good fundamental outlook on the movies and entertainment industry. Amid a saturated market for physical formats such as DVDs and CDs, there is a gradual shift from traditional distribution windows to newer platforms such as video-on-demand and iPods, creating opportunities and challenges alike for entertainment content providers. While a sharp retracement in consumer spending has recently weighed on the industry as a whole, there is a bright spot in a growing digital market, and longer term on the growth of Blu-ray high-definition discs.

Despite an economic slowdown, the 2009 domestic box office is proceeding strongly, after last year's encouraging performance against very difficult comparisons. The overall outlook for movie attendance remains healthy. We see consumer time-shifting and place-shifting spurring further convergence of content, technology and services.

The motion picture industry as a whole has published data to show a healthy and sustainable market.

The key components of motion picture distribution include licensing the film for exploitation in the United States and internationally, marketing the film to and working with exhibitors, promoting the film to and working with members of the entertainment press and marketing the film to the general public. The distribution process involves additional complexities and uncertainties beyond those incurred in producing the motion picture, along with the related capital requirements. As a result, most independent productions rely on agreements with the distribution arms of major studios, sales agents engaged to market the film to a distributor, independent distributors, or a similar partnership arrangement that essentially engages the distribution expertise of a third party to get their production to market.

One of the major roles of a distributor, in addition to their relationships with theatrical and non-theatrical outlets, is the ability of these parties to measure the expected demand for a given motion picture. This is a critical function, because ideally such assessment should help determine an effective advertising and print budget for the project. A motion picture release print is the media that in most cases is used by exhibitors and theaters to present the motion picture to their patrons. The projected demand for a film project can directly influence the number of prints made, which is important because each print is rather costly. Similarly, the number and types of geographic locations, or markets, the film could be released in normally influences the mix and cost of advertising expenditures. Very few independent productions have direct access to such capital, making their reliance on distributors and distribution partners essential.

In general, an independent production attempts to enter into an agreement with a sales agent, or distributor, by which the distributor plans to market the film to outlets and consumers. The amount of the distributor’s fee, and therefore the amount of remaining profits, if any, is largely dependent on the films anticipated gross receipts, and how contract terms define the gross receipts. As a result, such fees can vary greatly depending on the nature of the distribution contract, as well as the scale and timing of gross receipts.

In most cases, the distributor offers to pay for prints and advertising, sparing the independent production these costs and fixed costs up front, and the associated risk. However, as the film generates gross receipts, the distributor has the ability to offset the percentage of such receipts otherwise payable to the independent production by the amount expended for prints and advertisements until the distributor has recouped such amount. Such arrangements are sometimes referred to as a net agreement, or net deal. In other cases, an independent production may negotiate to receive its share of the proceeds as gross receipts materialize.

Competition
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For the foreseeable future, we are expected to be an insignificant participant in the entertainment production and distribution business. Feature film production and distribution and home entertainment is a highly competitive business. The most important competitive factors include popular appeal, artistic excellence and cost effectiveness. We will face intense competition from other US companies and international producers and distributors. Nearly all existing production and distribution companies are substantially larger and have more substantial operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; and more extensive facilities than we have or will have in the foreseeable future. We expect to face strong competition from these well-established companies and small independent companies like ourselves. Intense competition may result in price reductions and decreased demand for our services. Our strategy to overcome these competitive factors is to differentiate ourselves with superior production, content and technology and the abilities of our principals. We will eventually compete on the basis of our reputation among our customers as a quality low-cost software provider.

DVD distribution continues to be a highly competitive sector, as there is competition from the major film studios and independents. However, there are significant barriers to entry as the systems and technology requirements necessary to service the major national retailers are substantial. We will also compete with other television and production companies for ideas and story lines created by third parties as well as for actors, directors, and other personnel required for production.

The major U.S. based motion picture studios are our main competitors in Canada including Sony, Fox, Universal, Paramount, Disney and Warner Bros. All other Canadian motion picture distributors in the aggregate have historically represented less than a 10% share of theatrical box office receipts. In the United States, we compete with each of the aforementioned studios together with major independents like Lionsgate, The Weinstein Company, Summit and Overture.

We cannot be certain that our strategy will be successful. Regardless of the success of our business strategy described above, our opportunity to obtain customers may be limited by our financial resources and other assets. Consequently, we will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the superior, state-of-the-art financial publishing services and solutions demanded by customers. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

Government Regulation
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The development of our products is generally not subject to government regulation. However, laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition. Other laws and regulations may be adopted in the future. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.

Employees and Consultants
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Currently we have had no employees other than Lisa Jenkins, our President, as well as Mr. Kevin Markey, our Chief Financial Officer. We believe that this arrangement is adequate to sustain our current level of business operations. We believe it will be necessary in the future to hire our own employees. No cash compensation has been awarded to, earned by or paid to either Mrs. Jenkins or Mr. Markey for all services performed in all capacities for our company through the date of this prospectus.

In the future, we propose to add additional full-time software programmers and web-site design specialists as consultants on an independent contract basis. We have allocated no funds, out of the proceeds anticipated to be received from this offering, for consulting fees or other compensation for proposed consultants. Accordingly, we expect that we will be unable to retain any expert technical consultants until we realize significant profits, if ever, from our proposed operations or raise significant capital from equity and/or debt financing in addition to that anticipated from this offering. We intend to enter into written agreements with these individuals at competitive rates that would provide for an hourly fee, in combination with incentive compensation of some type. We anticipate that these written agreements would contain compensation, confidentiality and three-year, non-competition provisions.

DESCRIPTION OF PROPERTY AND FACILITIES

We maintain our offices, pursuant to a verbal arrangement, at the residence of our President, currently located at 3107 Cole Avenue, Dallas, Texas. We anticipate continued utilization of these facilities for the foreseeable future. The office space we currently occupy is expected to be adequate to meet our foreseeable future needs. Our telephone number is (214) 642-6716.

LEGAL PROCEEDINGS

We know of no material, existing, pending, threatened, or contemplated legal proceedings to which we are a party to or to which our property is subject to. We are not involved as a plaintiff in any material legal proceeding or pending litigation. There are no legal proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

PLAN OF OPERATIONS

Cautionary Statement Regarding Forward Looking Statements
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The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6. Our audited financial statements are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

Background Overview
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We are a Texas-based film production company. We engage in a wide variety of projects, including full scale movie production, corporate videos, commercials, music videos, or high definition graphics packages. We earn revenues from the distribution of newly acquired products and productions, and the distribution of our library, as well as from the distribution of home entertainment products. Once a production is completed and delivered, the program is then included in our library of film and television programs along with acquired programming. Through the our internal sales operations, we license that programming to theatrical distributors, television broadcasters, cable companies, satellite services and home entertainment distributors around the world. Through the date of this prospectus, we have generated only minimal service revenue and we have realized a net loss from operations. For the year ended December 31, 2008, we realized revenues from productions of $45,799 and a net loss of $(30,667), as compared to revenues from productions of $95,690 and a net loss of $(19,184) for the previous year ended December 31, 2007. Operating expenses for the year ended December 31, 2008, which consisted primarily of general and administrative expenses, were $47,772. Operating expenses for the previous year were $49,593, which consisted primarily of selling expenses of $26,913. As a result of the decrease in revenues, corresponding decrease in gross profits, and marginal increase in operating expenses, the net loss increased from the year ended 2007 to the year ended 2008 as noted above.

Plan of Operation
----------------------

The success of our business is dependent upon consistently being hired to produce new entertainment products, and in the distribution and licensing of those products that we maintain in our library.

We cannot be certain that:

  Future production or distribution/licensing revenue will be significant;
  Any sales will be profitable; or
  We will achieve commercial acceptance for our production services in the future;

The likelihood of our success will also depend upon our ability to:

  Raise additional capital from equity and/or debt financing to overcome the problems and risks described herein;
  Absorb the expenses and delays frequently encountered in the operation of a new business; and
  Succeed in the competitive environment in which we will operate.

Although management intends to explore all available alternatives for equity and/or debt financing, including, but not limited to, private and public securities offerings, we cannot be certain that we will be able to generate additional capital. Our continuation as a going concern is dependent on our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to achieve profitability. We are unable to accurately calculate the exact cost of our plan of operation over the next twelve months. The plan of operation over this period is to focus upon completing out software upgrade and commencing our marketing plan.

The full implementation of our business plan is dependent upon our ability to raise significant additional capital from equity and/or debt financing in addition to that anticipated from this offering and/or achieve significant profits from operations. We believe that we may not realize significant profits from operations in the next year and that it will be necessary to raise additional funds after the expiration of one year following the closing of this offering. We have no organized plan to raise capital in addition to that anticipated from this offering. However, we intend to increase our efforts to raise capital, exploring all available alternatives for debt and/or equity financing, including, but not limited to, private and public securities offerings. We cannot be certain that these efforts will be successful. In the event that only limited additional financing is received, we expect our opportunities in the entertainment production and distribution business to be limited. Further, even if we succeed in obtaining the level of funding necessary to fully implement our business plan and, in turn, obtain a sizable customer base, this will not ensure the realization by us of profits from operations.

Satisfaction of our cash obligations for the next 12 months.
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Our plan of operation has provided for us to: (i) initially develop a business plan, and (ii) begin our marketing plan (iii) complete up to three feature films.

We do not have sufficient cash to enable us to sustain our marketing plan and complete up to three feature films over the next twelve to fifteen months. Marketing and customer development are integral aspects our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to fund our marketing plan, until such time as we are able to either raise the cash required privately or launch another offering. Our Chief Executive Officer and director, Mrs. Lisa Jenkins has agreed to continue her work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mrs. Jenkins out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete phase II of our software upgrade and our marketing expenditures would not be sufficient to drive an adequate amount of traffic to our website which will significantly curtail our online product sales potential.

In the case that we do not realize 100% or at least a substantial percentage of the maximum amount of the funding from the offering of new shares presented in this offering, we may seek loans from affiliated parties to fund our operations over the next twelve months. Currently, we have not made any written or legally enforceable arrangements to obtain such funding. We have estimated that the costs of planned operations for the next twelve months will not exceed $650,000. Unless we successfully realize proceeds from the sale of the new shares in this offering and/or Management provides interim funding directly, we will not be able to conduct planned operations with currently available capital resources beyond the next 90 days. We have estimated that the amount of funding needed to conduct planned operations for the next twelve months, to be approximately $650,000. However, this total is predominantly comprised of variable costs depending on the level of operations that we pursue. The primary variable cost that will drive revenues and growth for our business are the costs associated with our production activities.

At the date of this offering, management has not made any written or legally enforceable agreements to obtain funding for the next twelve months of operations. However, our two Principals, Mrs. Lisa Jenkins and Mr. Kevin

Markey feel that it is in the best interests of the company as well as each principal personally to provide the necessary funds when needed over the next twelve-month period to continue the company’s plan of operations. At such time if and when funds are advanced to the company in the form of additional loans, the company will issue a promissory note that will stipulate conditions for re-payment. This document (promissory note) will be enforceable in accordance with its terms under the applicable law. Management feels that when the company is declared effective and therefore a fully-reporting issuer that there will be additional equity financing opportunities. Therefore, management may seek loans from affiliated parties to provide funds from time to time over the next twelve month period subject to the conditions that the company will issue corresponding promissory notes and that the company will continue to undertake all the steps that are necessary and required to become a fully-reporting public company.

The material costs associated with becoming a publicly reporting company are auditing fees and legal expenses. At the date of this filing, Management estimates that these particular expenses will be a minimum of $50,000 for the next twelve months. In preparing and submitting our S-1 Registration Statement and any subsequent amendments, we are required to provide annual detailed financial statements which are subject to audit by an SEC qualified Auditor as well as quarterly reviewed financial statements on an ongoing basis after we are declared effective (fully-reporting). In addition, our S-1 Registration Statement and any subsequent amendment, is reviewed and opined by our securities lawyer to ensure that we are compliant with SEC regulations and are providing all required disclosures. Management has deemed these expenses essential in achieving its goal of becoming a reporting company therefore they have made a commitment to personally fund the company in the case of any shortfalls for these expenses that may result from less than expected results from the offering presented in this prospectus.

Expected purchase or sale of plant and significant equipment.
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We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months, depending upon our level of operations.

Significant changes in number of employees.
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The number of employees required to operate our business is currently two individuals (our company principals). We intend to contract out for additional services as needed. After we complete the current offering which will allow us to commence our marketing plan and begin production, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Future Operations and Strategy/Milestones
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The steps needed to make Dreamfly Productions Corporation operational and successful in the twelve month period following completion of this offering may include the following:

  To produce quality, intelligent, commercial films of diverse genres and ratings.
  To produce 3 feature films, in the $250,000 to $500,000 budget range. Budgets will remain in this range for the next year, but will increase in the 2nd year of operations.
  To distribute films through larger, reputable independent distribution companies or through small divisions of the film studios.
  To explore overseas and other co-production and co-financing potential for the company in the 2nd year of operations.
  To expand production and post-production facilities.
  To build and grow the production side including television, commercial and corporate.
  To sign 10 talented clients to Dreamfly’s talent management division.

We are currently in the process of marketing and building our brand name. However, funding for the completion of these steps is dependent upon the success of this offering, the receipt of capital from equity and/or debt financing in addition to that anticipated from this offering and/or the realization of profits from operations. Because we are dependent upon funding in addition to the proceeds of this offering to achieve the milestones needed to make Dreamfly Productions Corporation operational and successful, we are unable to anticipate the timing of the milestones from when we begin offering the securities after effectiveness of the registration statement of which this prospectus is a part. Further, because we have only commenced some of the milestones listed above, we are not yet able to determine the costs associated with each milestone. Although we do not know the ultimate cost of completing the steps necessary in order to become fully-operational and profitable, we expect to be able to initiate a limited marketing campaign with the proceeds that we expect to receive from this offering. We anticipate the necessity of paying a sizeable amount of compensation to expert consultants that we intend to retain as independent contractors to assist in developing our software products for us. The required funds will not be available from this offering and we cannot be certain that we will be able to raise these funds from a private or public securities offering or otherwise.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Management’s Report On Internal Control Over Financial Reporting
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Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

- Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

- Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of June 30, 2009 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and

SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our Chief Executive Officer in connection with the review of our financial statements as of June 30, 2009.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

This registration statement does not include an attestation report of the Corporation's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Corporation's registered public accounting firm pursuant to temporary rules of the SEC that permit the Corporation to provide only the management's report in this annual report.

Management’s Remediation Initiatives
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In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us. And, we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We anticipate that these initiatives will be at least partially, if not fully, implemented by December 31, 2009.

As stated, our timetable to recruit and add an individual or (individuals) to our Board of Directors to form our Audit Committee and act as an Independent will be in the months leading up to but prior to our next fiscal year-end, which is December 31, 2009. We estimate that the cost to our company and compensation to such an individual accepting this position will be a quarterly fee of $1,500 plus any reasonable expenses incurred while attending meetings of the Board of Directors. The quarterly fee will include the cost of conducting any financial evaluation and/or operational reviews that this individual may deem necessary in making an informed assessment of the company’s operational and financial performance as reported by management.

Changes in internal controls over financial reporting
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There was no change in our internal controls over financial reporting that occurred during the period covered by this report, that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Overview – Period from April 17, 2009 (date of acquisition of Dreamfly Productions, LLC) to June 30, 2009
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During the period from April 17, 2009 (date of acquisition of Dreamfly Productions, LLC) to June 30, 2009, we realized revenues of $20,030, cost of revenues of $7,381, operating expenses of $9,367 and incurred net income of $3,282.

Overview – Six Months Ended June 30, 2009 and June 30, 2008
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During the six month period ended June 30, 2009, we realized revenues of $32,457 (June 30, 2008: $30,150), cost of revenues of $13,476 (June 30, 2008: $17,957), operating expenses of $13,594 (June 30, 2008: $9,247) and incurred net income of $5,387 (June 30, 2008: $5,844).

Overview – Year Ended December, 2008 and December 31, 2007
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During the year ended December 31, 2008, we realized revenues of $45,799 (December 31, 2007: $95,960), cost of revenues of $32,417 (December 31, 2007: $66,403), operating expenses of $47,772 (December 31, 2007: $49,593) and incurred a net loss of $30,667 (December 31, 2007: loss of $19,184). The Company was considered to be in its start up phase during the 2008 and 2007 year. The expenses increased proportionately to the revenue earned during this time.

Liquidity and Capital Resources as at June 30, 2009
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As of June 30, 2009, we had total assets of $34,599, consisting of current assets, including cash and cash equivalents of $2,599 and goodwill of $32,000. We had a working capital deficit of $(53,398) at June 30, 2009. Our current liabilities consisted of accounts payable of $23,997 and loan payable to a related party of $32,000. Until the successful completion of this offering, which is not assured, we expect to experience working capital shortages from time-to-time. As of June 30, 2009, our total shareholders' deficit was $(21,398) and we had an accumulated deficit of $(21,398). Our current liabilities exceeded our current assets by $53,398, resulting in our working capital deficit. Should our efforts to raise additional capital through equity and/or debt financing fail, management is expected to provide the necessary working capital so as to permit us to continue as a going concern. Should it be necessary, Management has committed to providing funding in an amount up to $50,000 over the next twelve months to ensure that the company’s operations can continue. The nature of our business model is such that we have minimal fixed overhead expenses. Our primary fixed cost on an ongoing basis will be our professional fees associated with the costs be being a reporting company with a class of securities registered under the Securities Exchange Act of 1934, as amended. Funds are primarily needed to pay accounting and legal fees associated with filing our S-1 Registration statement in order to become fully reporting. All other costs are variable and related to marketing and advertising to drive sales.

Cash Flows

		Six Months		Six Months
		Ended		Ended
		June 30, 2009		June 30, 2008

Net Cash Provided by (Used in) Operating Activities		$1,757		$(12,851)
Net Cash Used In Investing Activities	$	Nil	$	Nil
Net Cash Provided by (Used in) Financing Activities		$(2,195)		$12,851
Increase (Decrease) In Cash		$(438)		$-

Off-Balance Sheet Arrangements
----------------------------------------

We have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Inflation
-----------

We believe that inflation has not had a material impact on our business.

Seasonality
--------------

We do not believe that our business is seasonal.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Lisa Jenkins Kevin Markey	President, and Director Chief Financial Officer and, Director		April 16, 2009 April 16, 2009

Business Experience
-------------------------

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Lisa Jenkins.
Director and President

Lisa Jenkins is the manager and chief producer for Dreamfly Productions, L.L.C. Ms. Jenkins is a veteran television producer and journalist whose credits include the documentary “America’s Team Turns 40,” for which she won two Emmy Awards. She also won an Iris Award for the documentary, “The Landry Legacy.” She has spent the last eight years reporting and feature producing for FSN Southwest and WFAA-TV. She also co-produced the riveting documentary Homestretch, an official selection of the Sonoma Valley Film Festival, 2007. Homestretch is currently being aired nationally on PBS. Ms. Jenkins was also the founder and president of Kyser, Inc., a retail company. Ms. Jenkins attended the Academy of Art College in San Francisco and crafted her television skills at Southern Methodist University.

Kevin Markey
Director and Chief Financial Officer

Kevin W. Markey, Vice President of Sales and Operations for Applied LNG Technologies (ALT) since 2006. Mr. Markey is a CPA/MBA who has been serving the Dallas area for more than 20 years as a financial executive with an emphasis on operations and logistics . Mr. Markey is responsible for ALT LNG sales and operations including administration, accounting, logistics, and LNG production at the Topock, Arizona facility, and customer sales and vendor relations. Mr. Markey also served as interim President and CEO of ALT’s parent company PNG Ventures from May 2008 until February 2009 for purposes of the reverse merger spinout. Mr. Markey began his career with Phillips Petroleum’s alternative fuels Geothermal Group. He then served as CFO/Controller for a variety of smaller entrepreneurial company assuming increased responsibility with each position. And more recently managed a financial turnaround for a consumer products manufacturing company. Mr. Markey holds a Bachelor of Science and Arts in Accounting and from the University of Texas at Dallas, and an MBA from East Texas State University.

Committees of the Board
-------------------------

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships
---------------------

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings
------------------------------------------

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2008 and 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2008 and 2007, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen sation ($)	Non- qualified Deferred Compens ation Earnings ($)	All Other Compen sation ($)	Total ($)
Lisa Jenkins President and Director(1)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Kevin Markey Chief Financial Officer and Director(2)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)Lisa Jenkins became our Director and President on April 16, 2009.
(2)Kevin Markey became our Director and Chief Financial Officer on April 16, 2009.

General
----------

The individual named in the table above as President, and Director, Lisa Jenkins, may be deemed to be our "parent" and "promoter," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. The individual named in the table above as Chief Financial Officer and Director, Mr. Kevin Markey, may also be deemed to be our "parent" and "promoter," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors. Mrs. Jenkins will devote 100% of her time to our business and affairs. Set forth below under "Business Experience" is a description of the business experience of our officers and directors.

From September 10, 2007 through December 31, 2008, Mrs. Lisa Jenkins, our President, Chief Executive Officer, and Director, has managed the daily administrative duties for our company. For the foreseeable future, Mrs. Jenkins plans to devote a greater percentage of her time and effort to our company. Mrs. Jenkins has not received any compensation through the date of this prospectus. No cash compensation has been awarded to, earned by or paid to, either Mrs. Lisa Jenkins, the President and Chief executive Officer and a Director of our company, or Mr. Kevin Markey, the Secretary, Treasurer, and a Director of our company. No portion of the proceeds of this offering has been allocated for executive compensation. It is possible that in the future we may establish various executive incentive programs and other benefits, including reimbursement for expenses incurred in connection with our operations, company automobiles and life and health insurance, for our executive officer and director, but none has yet been granted. The provisions of these plans and benefits will be at the discretion of our Board of Directors.

Stock Options and Stock Appreciation Rights
-------------------------------------------------------

From the date of inception to the period ended June 30, 2009 and up to the date of this registration statement, we did not grant any stock options or stock appreciation rights to any of our directors or officers and there were no stock options or stock appreciation rights outstanding on the fiscal year ended December 31, 2008.

Compensation of Directors
---------------------------

Our directors receive no compensation pursuant to any standard arrangement for services as a director. We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director, from inception through to

December 31, 2008. We have no formal plan now or in the near future for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements
------------------------------------------------------------------------------------------------------------------

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 annually per executive officer.

We have no employment agreement with Mrs. Lisa Jenkins, the President, Chief Executive Officer, and director of Dreamfly Productions Corporation We may enter into an employment agreement with Mrs. Jenkins after the completion of this offering.

On May 16, 2009 we entered into a consulting agreement with Mr. Kevin Markey, our Chief Financial Officer and Director, in regards to our management and operations. The agreement will remain in force until such time as Mr. Markey ceases to be a director or officer of the company. Upon the company having raised gross proceeds of not less than $250,000 from financing activities, Mr. Markey shall be entitled to receive an annual management fee $35,000 and, in addition, shall be entitled to receive restricted shares of common stock upon certain milestones being achieved. As at the date hereof, no management fees have been paid and no stock has been issued pursuant to the consulting agreement with Mr. Markey.

Pension, Retirement or Similar Benefit Plans
------------------------------------------------------

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Long-Term Incentive Plans.
----------------------------------

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future. Our Board of Directors will have discretion over the provisions of these plans.

Indemnification.
--------------------

Under Delaware law and pursuant to our Articles of incorporation, we may indemnify our officers and directors for various expenses and damages resulting from acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed by our counsel that, in the opinion of the U.S. Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Conflicts of Interest
-------------------------

Our officers and directors are subject to the doctrine of corporate opportunities insofar as business opportunities in which we have expressed an interest as evidenced by resolutions appearing in our records and minutes from time to time. All business opportunities within these designated areas of interest that come to the attention of our officers and directors are required to be promptly disclosed and made available to us. Any officer or director may avail himself or herself of any of these opportunities only after the opportunity has been considered and rejected by our company or is determined by the Board of Directors to be beyond the scope of the company's area of interest. However, any officer or director is not prohibited from maintaining a business existing prior to the time that it is designated as an area of interest to which the corporate opportunity doctrine applies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. The shareholders listed below have sole voting and investment power with respect to the shares they beneficially own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering(1)
Lisa Jenkins 3131 McKinney Avenue, Suite 215 Dallas, Texas 75204	Common Share	12,018,156(2)	33.57%
Kevin Markey 4814 Orchard Drive Sachsa, Texas 75048	Common Share	Nil	0%
Directors and Executive Officers as a Group	Common Share	12,018,156	33.57%
Jeffrey Fanning 415 Hancock, Henrietta, TX 76365	Common Share	1,919,595	5.36%

1.

Based on 35,802,047 shares of common stock issued and outstanding as of the date of this prospectus. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2.	Of the shares indicated, 7,018,156 are registered in the name of Mrs. Jenkins, and 5,000,000 are registered in the name or Mr. Rusty Jenkins, the spouse of Mrs. Jenkins.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On April 17, 2009 we issued an aggregate of 5,000,000 newly-issued, restricted shares of common stock to Mrs. Lisa Jenkins, our President and Director, in exchange for her holdings in Dreamfly Productions LLC., which consisted of 5,000 memberships units, or 50%, of Dreamfly Productions LLC.

On April 17, 2009 we issued an aggregate of 5,000,000 newly-issued, restricted shares of common stock to Mr. Rusty Jenkins, in exchange for his holdings in Dreamfly Productions LLC., which consisted of 5,000 memberships units, or 50%, of Dreamfly Productions LLC.

On May 16, 2009 we entered into a consulting agreement with Mr. Kevin Markey, our Chief Financial Officer and Director, in regards to our management and operations. The agreement will remain in force until such time as Mr. Markey ceases to be a director or officer of the company. Upon the company having raised gross proceeds of not less than $250,000 from financing activities, Mr. Markey shall be entitled to receive an annual management fee $35,000 and, in addition, shall be entitled to receive restricted shares of common stock upon certain milestones being achieved. As at the date hereof, no management fees have been paid and no stock has been issued pursuant to the consulting agreement with Mr. Markey.

Because of their present management positions with, their organizational efforts on behalf of and their percentage share ownership in our company, both Mrs. Jenkins and Mr. Markey may each be deemed to be our "parent" and "promoter," as those terms are defined in the Securities Act of 1933 and the applicable Rules and Regulations under the Securities Act of 1933. Because of these relationships, future transactions between and among our company and both Mrs. Jenkins and Mr. Markey could not be considered to have occurred at arm's-length.

Corporate Governance

We currently act with two (2) directors, consisting of Lisa Jenkins and Kevin Markey. We have determined that neither Mrs. Jenkins nor Mr. Markey are independent directors as defined in section 803 of the Amex Company Guide.

We do not have a standing audit committee at the present time. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF DISTRIBUTION

Offering of 2,921,932 Shares of our Common Stock

This is a self-underwritten offering. We are offering to the public 2,921,932 shares of common stock on a "$750,937 maximum" basis at a purchase price of $0.257 per share. This Prospectus is part of a prospectus that permits Mrs. Lisa Jenkins, our president and director, and Mr. Kevin Markey, our chief financial officer and director, to sell the shares directly to the public, with no commission or other remuneration payable to him. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mrs. Jenkins and Mr. Markey will sell the shares and intend to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The foregoing statements pertain soley to the portion of the offering in this prospectus being conducted by the company and not the resale of the shares held by the selling stockholders.

Mrs. Jenkins and Mr. Markey will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mrs. Jenkins and Mr. Markey are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.

Mrs. Jenkins and Mr. Markey will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Mrs. Jenkins and Mr. Markey are not, nor will he be at the time of participation in the offering, associated persons of a broker-dealer; and
4.

Mrs. Jenkins and Mr. Markey meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or have been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find purchasers for the shares offered by this prospectus within a period of 30 days from the date of the prospectus, subject to an extension for an additional period not to exceed 60 days.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Mrs. Lisa Jenkins and Mr. Kevin Markey are the underwriters in this offering, as that term is defined in section 2(a)(11) of Rule 144 the Securities Act of 1933. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock, although certain market makers do make a market for our common stock on the “Pink Sheets” quotation system. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least six months to sell, and for an affiliate the restriction on any sales within any three month period they are allowed to sell a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 384,688 shares as of the date of this prospectus; or

(2) the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144, a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 12,018,156 shares of our common stock. Of the 12,018,156 shares of our common stock held by our affiliates, 358,020 shares may be sold pursuant to Rule 144 after February 4, 2010. Rule 144 applies to the 12,018,156 shares of our common stock except that Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the one year period from the issue date without 144 limitations under Rule 144(k).

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

We currently do not have any stock option or equity compensation plans or arrangements.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock at a par value of $0.0001 per share. There are presently forty five shareholders of record and 35,802,047 shares of common stock issued and outstanding. We have not issued or authorized any options, or warrants. We do not have an authorized class of preferred stock.

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation of our company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities. All shares of our common stock issued and outstanding are fully-paid and nonassessable and the shares offered pursuant to this prospectus, when issued, will be fully-paid and nonassessable.

DIVIDEND POLICY

Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available therefore. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, telephone: 469.633.0101.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Macdonald Tuskey Corporate and Securities Lawyers, Suite 1210, 777 Hornby Street, Vancouver, BC, V6Z 1S4, Canada, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Whitley Penn LLP, independent registered public accounting firm, has audited the Consolidated Financial Statements of Dreamfly Productions LLC. for the years ended December 31, 2008 and December 31, 2007, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Dreamfly Productions Corporation will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States. The following consolidated financial statements pertaining to our company are filed as part of this registration statement: Interim Reviewed consolidated financial statements for the period from January 1, 2009 through April 16, 2009 and April 17, 2009 through June 30, 2009 and for the six month period ended June 30, 2008 and Audited consolidated financial statements for the years ended December 31, 2008 and December 31, 2007.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Dreamfly Productions Corporation

We have audited the accompanying consolidated balance sheets of Dreamfly Productions Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ / members’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to, nor have we been engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dreamfly Productions Corporation and subsidiaries as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note B, the Company has incurred a net loss in 2008 and 2007 and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas
October 22, 2009

DREAMFLY PRODUCTIONS CORPORATION
Consolidated Balance Sheets

	(Unaudited)
	Dreamfly
	Productions	(Audited)	(Audited)
	Corporation	Dreamfly Productions, LLC
		December	December
	June 30,	31,	31,
	2009	2008	2007
Assets
Current assets:
Cash and cash equivalents	$2,599	$3,037	$-
Restricted cash	-	-	122,224
Total current assets	2,599	3,037	122,224

Goodwill	32,000	-	-

Total assets	$34,599	$3,037	$122,224

Liabilities and Stockholders' / Members' Deficit
Current liabilities:
Accounts payable	$23,997	$25,197	$148,970
Deferred revenue	-	2,430	7,918
Loan payable - related party	32,000	-	-
Total current liabilities	55,997	27,627	156,888

Stockholders' / Members' deficit:
Members' deficit	-	(24,590)	(34,664)
Common stock, $0.0001 par value, 1,000,000,000 shares
authorized, and 38,468,833, issued and outstanding	-	-	-
Accumulated deficit	(21,398)	-	-
Total stockholders' / members' deficit	(21,398)	(24,590)	(34,664)

Total liabilities and stockholders' / members' deficit	$34,599	$3,037	$122,224

The accompanying notes are an integral part of these consolidated financial statements.

DREAMFLY PRODUCTIONS CORPORATION
Consolidated Statements of Operations

	(Unaudited)
	Dreamfly	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	Productions
	Corporation	Dreamfly Productions, LLC
		January 1,
	April 17, 2009	2009	Six	Year Ended	Year Ended
	through	through	Months Ended	December 31,	December 31,
	June 30, 2009	April 16, 2009	June 30, 2008	2008	2007

Production services	$20,030	$12,427	$30,150	$45,799	$95,690

Cost of revenues	(7,381)	(6,095)	(17,957)	(32,417)	(66,403)

Gross profit	12,649	6,332	12,193	13,382	29,287

Operating expenses:
General and adminsitrative expenses	9,367	4,227	9,247	47,772	49,593
	9,367	4,227	9,247	47,772	49,593

Income (loss) from operations	3,282	2,105	2,946	(34,390)	(20,306)

Other income:
Interest and other income	-	-	2,898	3,723	1,122

Net income (loss)	$3,282	$2,105	$5,844	$(30,667)	$(19,184)

Basic and diluted earnings per share	$0.00

Weighted average shares outstanding	38,468,833

The accompanying notes are an integral part of these consolidated financial statements.

DREAMFLY PRODUCTIONS CORPORATION
Consolidated Statements of Changes in Members' / Stockholders' Deficit

Dreamfly Productions, LLC:

Balance at January 1, 2007	$-

Cash distributions	(15,480)
Net loss	(19,184)

Balance at December 31, 2007 (Audited)	(34,664)

Cash distributions	(16,249)
Cash contributions	56,990
Net loss	(30,667)

Balance at December 31, 2008 (Audited)	(24,590)

Cash contributions	1,048
Net income	2,105

Balance at April 16, 2009 (Unaudited)	$(21,437)

Dreamfly Productions Corporation:

Balance at April 17, 2009	$(21,437)

Stockholder distributions	(3,243)
Net income	3,282

Balance at June 30, 2009 (Unaudited)	$(21,398)

The accompanying notes are an integral part of these consolidated financial statements.

DREAMFLY PRODUCTIONS CORPORATION
Consolidated Statements of Cash Flows

	(Unaudited)
	Dreamfly Productions	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	Corporation	Dreamfly Productions, LLC
	April 17, 2009	January 1, 2009	Six
	through	through	Months Ended	Year Ended	Year Ended
	June 30,	April 16,	June 30,	December 31,	December 31,
	2009	2009	2008	2008	2007
Cash flows from operating activities
Net income (loss)	$3,282	$2,105	$5,844	$(30,667)	$(19,184)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in operating assets and liabilities:
Restricted cash	-	-	(32,164)	122,224	(122,224)
Accounts payable	-	(1,200)	21,387	(123,773)	148,970
Deferred revenue	-	(2,430)	(7,918)	(5,488)	7,918
Net cash provided by (used in) operating activities	3,282	(1,525)	(12,851)	(37,704)	15,480

Cash flows from financing activities
Contributions	-	1,048	14,200	56,990	-
Distributions	(3,243)	-	(1,349)	(16,249)	(15,480)
Net cash provided by (used in) financing activities	(3,243)	1,048	12,851	40,741	(15,480)

Net increase (decrease) in cash and cash equivalents	39	(477)	-	3,037	-

Cash and cash equivalents, beginning of year/period	2,560	3,037	-	-	-

Cash and cash equivalents, end of year/period	$2,599	$2,560	$-	$3,037	$-

Supplemental disclosure of non-cash activity:
Loan payable - related party as part of merger
transaction resulting in goodwill	$32,000	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE A – DESCRIPTION OF BUSINESS

Dreamfly Productions, Inc. (the “Company”) is a full service film production company, producing feature films, corporate videos, commercials, music videos, and high definition graphics packages. The Company is a Delaware corporation located in Dallas, Texas. Previously the Company was Dreamfly Productions, LLC and had similar operations. The Company re-incorporated as a C-Corporation in conjunction with the merger described in footnote E.

NOTE B – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, the Company has incurred net losses which have resulted in a stockholders’ and members’ deficit of $21,398 and $24,590 as of June 30, 2009 and December 31, 2008, respectively. At June 30, 2009 and December 31, 2008, current liabilities exceeded current assets by $53,398 and $24,590, respectively, which raises substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the successful implementation of its business plan, obtaining additional capital, and generating sufficient revenues and cash flows. The time required for the Company to become profitable is highly uncertain, and the Company cannot be assured that it will achieve or sustain profitability or generate sufficient cash flows from operations to meet working capital requirements. If required, the ability to obtain additional financing from other sources also depends on many factors beyond the control of the Company, including the state of the capital markets and the prospects for business growth. The necessary additional financing may not be available or may be available only on terms that would result in further dilution to the current owners of the Company's common stock. The financial statements do not include any adjustments to reflect the possible effect on recoverability and classification of assets or the amounts and classification of liabilities, which may result from the inability of the Company to continue as a going concern.

NOTE C – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America.

For interim financial information all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited consolidated financial statements. Operating results for the six months ended June 30, 2009, are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2009. The interim 2009 and 2008 consolidated financial statements are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the subsidiaries which it controls. All intercompany accounts and transactions have been eliminated in consolidation.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash and Cash Equivalents

The Company considers all liquid investments, if any, with an original maturity when purchased of three months or less to be cash equivalents. The Company maintains substantially all of its cash at one financial institution which may at times exceed amounts covered by insurance provided by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in its cash accounts related to amounts in excess of FDIC limits.

Restricted Cash

The Company had approximately $122,000 in restricted cash in escrow at December 31, 2007, which was to be used for funding a feature film. As adequate capital was not raised for the feature film, the restricted cash was distributed back to the investors.

Accounts Receivable and Allowance for Bad Debt

Accounts receivable include amounts receivable from customers for services performed. Accounts receivable are generally due within 30-45 days and are stated in amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than contractual payment terms are considered past due. The Company records an allowance on a specific basis by considering a number of factors, including the length of time the trade accounts receivable are past due, the Company's previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited against write-offs in the period the payment is received. There were no accounts receivable as of June 30, 2009, December 31, 2008, June 30, 2008, or December 31, 2007.

Revenue

Revenue from the sale or licensing of films and television programs is recognized upon meeting all recognition requirements of the American Institute of Certified Public Accountants issued Statement of Position 00-2, “Accounting by Producers or Distributors of Films” (“SOP 00-2”). SOP 00-2 establishes accounting standards for producers or distributors of films, including changes in revenue recognition, capitalization and amortization of costs of acquiring films and television programs, and accounting for exploitation costs, including advertising and marketing expenses.

Revenue from the sale of film and television programming rights and licensing arrangements is recognized only when persuasive evidence of a sale or arrangement with a customer exists, the film is complete and the contractual delivery arrangements have been satisfied, the licensing period has commenced, the arrangement fee is fixed or determinable, collection of the arrangement fee is reasonably assured, and other conditions as specified in the respective agreements have been met. Certain film productions of the Company were undertaken in combination with other co-producers. Each co-producer retains its respective distribution rights and the Company records its revenue, expenses, liabilities, and assets pursuant to the agreement.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue – Continued

Home entertainment revenue from the sales of videocassettes and digital video discs (“DVDs”), net of provision for estimated returns, rebates, and allowances, is recognized upon shipment to the customer.

Under revenue sharing arrangements, revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenues are recorded net of estimated returns, rebates, and other allowances. Provision for product returns is based on previous historical returns and estimated expected returns on a title-by-title basis. There will be differences between estimated and actual returns.

Cash received in advance of meeting the revenue recognition criteria described above is recorded as deferred revenue.

Production service revenues for corporate videos, commercials, and music videos are recognized when completed and collectability is deemed probable.

Investment in Film and Television Programming

Investment in film and television programming represents the unamortized costs of film and television programming that has been produced by the Company or for which the Company has acquired distribution rights.

Costs of acquiring distribution rights and producing film and television programs are capitalized and amortized using the individual film forecast method, whereby capitalized costs are amortized, and ultimate participation costs are accrued, in the proportion that current revenue bears to management’s estimate of ultimate revenue expected to be recognized from the exploitation, exhibition, or licensing of the film or television program. For acquired film and television program titles, capitalized costs consist of minimum guarantee payments to the producer to acquire the distribution rights. For film and television programs produced by the Company, capitalized costs include all direct production and relevant financing costs incurred during production. Financing costs are capitalized to the costs of a film or television program when expenditures on pre-productions and production activities are being incurred. Capitalization of financing costs ceases when the film or television program is substantially complete. Production financing provided by third parties that acquire substantive participation is recorded as a reduction of the cost of the production. Productions in progress represent the accumulated costs of productions that have not been completed or delivered by the Company.

Film and television programming in development includes the costs of acquiring film rights to books, stage plays, or original screenplays, and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, the development costs are reclassified to productions in progress. Development costs are written off at the earlier of the date they are determined not to be recoverable, when projects under development are abandoned, or three years from the date of the initial investment.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Investment in Film and Television Programming – Continued

For films, other than episodic television series, ultimate revenue includes estimates over a period not to exceed 10 years following the date of initial release. For episodic television series, ultimate revenue includes estimates of revenue over a period not to exceed 10 years from the date of delivery of the first episode or, if still in production, five years from the date of delivery of the most recent episode, if later.

Revenue estimates are prepared on a title-by-title basis and are reviewed periodically based on current market conditions. For films, revenue estimates include licensing of television broadcast rights, sale of videocassettes and DVDs, and box office receipts. For television programs, revenue estimates include licensed rights to broadcast television programs. Ultimate revenue includes estimates of secondary market revenue for produced episodes only when the Company can demonstrate through its experience or industry norms that the number of episodes already produced, plus those for which a firm commitment exists and the Company expects to deliver, can be licensed successfully in the secondary market. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in film and television programming may be required as a consequence of changes in management’s future revenue estimates.

The carrying amount of investment in film and television programming, including acquired film rights, is reviewed on a title-by-title basis for recoverability based on current market conditions. When an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost, the fair value of the film or television program is determined using management’s estimates of future revenues and costs under a discounted cash flow approach. A write-down is recorded equivalent to the amount by which the carrying amount exceeds the estimated fair value of the film or television program. There was no investment in film or television programming as of June 30, 2009, December 31, 2008, June 30, 2008, or December 31, 2007.

Advertising Expenses

The Company expenses advertising costs as incurred.

Income Taxes

The Company was taxed as a partnership prior to April 17, 2009, and accordingly was not a taxpaying entity for federal income tax purposes; as a result, no federal income tax expense had been recorded in the consolidated financial statements. Income from the Company was taxed to the members in their individual federal returns. The Company is subject to certain state income taxes.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes – Continued

In April 2009 the Company as a result of its merger is incorporated as a C-corporation and is subject to federal income taxes. Deferred income taxes are determined using the asset and liability method in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Earnings per Share

The Company computes net income per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The Company had no potentially dilutive securities for the period ended June 30, 2009.

Fair Value of Financial Instruments

Cash equivalents, accounts payable, and deferred revenues are stated at cost which approximates fair value due to the short-term maturity of these instruments.

Concentrations

Financial instruments that are subject to concentrations of credit risk are accounts receivable. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential risks. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

Recently Issued Accounting Standards

In September 2006 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a market-based framework or hierarchy for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. The requirements of SFAS 157 are first effective for the Company for the fiscal year beginning January 1, 2008. However, in February 2008 the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”). FSP 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter 2009. The Company’s adoption of SFAS 157 has not had a material impact on the Company’s financial condition or results of operations.

In July 2006 the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS No. 109, Accounting for Income Taxes” (“FIN 48”), to clarify the accounting for uncertain tax positions. FIN 48 prescribes a comprehensive model as to how a company should recognize, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on its tax return. On December 30, 2008, the FASB issued FASB Staff Position 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises” (“FSP 48-3”), deferring the effective date for adoption of FIN 48 by certain eligible nonpublic entities, including the Company. In accordance with FSP 48-3, the Company deferred adoption of FIN 48 until its fiscal year beginning after December 15, 2008. The impact, if any, of the adoption of FIN 48 would be reflected as an adjustment to members’ equity. The adoption of FIN 48 did not have a material affect on the Company’s results of operations or financial condition.

In February 2007 FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). The fair value option permits entities to choose to measure eligible financial instruments at fair value at specified election dates. The entity will report unrealized gains and losses on the items on which it has elected the fair value option in earnings. SFAS 159 was effective beginning in fiscal year 2008. The adoption of FAS 159 has not had a material impact on the Company’s financial position or results of operations.

NOTE D – COMMITMENTS

The Company has entered into various non-cancellable operating leases. Following is a schedule, by years, of future minimum payments under operating leases as of December 31, 2008:

Year ending
December 31,	Total

2009	$7,878
2010	4,623
Thereafter	-
$12,501

DREAMFLY PRODUCTIONS CORPORATION
Notes to Consolidated Financial Statements

NOTE D – COMMITMENTS – Continued

Total rental expense for operating leases amounted to $9,021 and $6,544 for the twelve-months ended in 2008 and 2007 respectively, and $4,634 and $4,327 for the six-months ended in 2009 and 2008, respectively.

NOTE E – MERGER TRANSACTION (Unaudited)

On April 17, 2009, the Company completed a merger with a public shell company, CLTC Ventures Corporation. Pursuant to the terms of the merger agreement, Dreamfly Productions, LLC acquired the shell, encompassing all assets and liabilities of CLTC Ventures Corporation by exchanging 10,000 units of Dreamfly Productions, LLC for 10,000,000 common shares of CLTC Ventures Corporation. In addition to the share exchange, CLTC Ventures Corporation borrowed $32,000 from a related party, and paid such amount to the owner of the 10,000,000 shares of CLTC Ventures, Inc., which resulted in goodwill. Upon completion of the merger CLTC Ventures Corporation, the Corporation name was changed to Dreamfly Productions Corporation.

The merger was accounted for as a “reverse merger” using the purchase method of accounting, even though the former shareholders of CLTC Ventures Corporation control approximately 74% of the issued and outstanding common shares of the Company after the closing of the transaction. Dreamfly Productions, LLC was deemed to be the acquirer for accounting purposes. Upon completion of the merger the Company’s common shares issued and outstanding were 38,468,833. There were no assets or liabilities in CLTC Ventures Corporation as of the merger transaction.

NOTE F – SUBSQUENT EVENTS

Management has evaluated and disclosed subsequent events up to and including October 22, 2009 which is the date the consolidated financial statements were available for issuance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Whitley Penn LLP, operating from their offices located at 5420 LBJ Freeway, Suite 1440, Dallas, Texas 75240. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Dreamfly Productions Corporation This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer'

obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.
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The following is an itemized statement of the expenses incurred in connection with this registration statement and the issuance and distribution of the shares of common stock being registered under this registration statement. All such expenses will be paid by our company.

Securities and Exchange Commission registration fee	$
Legal fees and expenses	15,000
Accounting, Auditing fees and expenses	30,000
Blue sky fees and expenses	500
Transfer agent fees and expenses	1,000
Printing, electronic filing and engraving expenses	500
TOTAL	$ 47,000

All of the above items are estimates.

Item 14. Indemnification of Directors and Officers.
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Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim,

issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.
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During the prior three years, we have sold securities in transactions summarized as follows:

Purchaser	Date of Sale	Consideration	Number of Shares of Common Stock Held
Lisa Jenkins	April 17, 2009	5,000 membership units of Dreamfly Productions LLC	5,000,000
Rusty Jenkins	April 17, 2009	5,000 membership units of Dreamfly Productions LLC	5,000,000

With respect to the sale described above, we relied upon Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering, as an exemption from the registration requirements of

Section 5 of the Securities Act of 1933. As the sole officers, directors and owners of Dreamfly Productions LLC, Mrs. Jenkins and Mr. Jenkins (who are spouses) had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. Mr. and Mrs. Jenkins each represented in writing that he or she acquired the securities for investment for his or her own account and not with a view to distribution. Dreamfly Productions Corporation's transfer agent has been instructed to issue the certificates representing the securities bearing a restrictive investment legend. Each purchaser signed a written agreement stating that the securities will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.

Item 16. Exhibits.
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The following Exhibits are filed as part of this Registration Statement on Form S-1.

Item Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Certificate of Incorporation
3.2	Bylaws
3.3	Certificate of Amendment of Certificate of Incorporation filed May 9, 2007
3.4	Certificate of Amendment of Certificate of Incorporation filed April 22, 2009
(4)	Instruments defining the rights of security holders, including indentures
4.1	Form of stock certificate
(5)	Opinion re legality
5.1	Opinion and consent of Macdonald Tuskey, Corporate and Securities Lawyers dated November 13, 2009, regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Acquisition and Share Exchange Agreement between our company and CLTC Ventures Corp. dated April 3, 2009.
10.2	Consulting Agreement between our company and Kevin Markey, dated May 16, 2009.
(23)	Consents of experts and counsel
23.1

Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm, dated November 12, 2009, regarding the use in this registration statement of their report of the consolidated financial statements of Dreamfly Productions Corporation for the years ended December 31, 2008 and 2007.

23.2	Consent of Macdonald Tuskey, Corporate and Securities Lawyers (included in Exhibit (5.1) hereto).

Item 17. Undertakings.
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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;
(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;
(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Dreamfly Productions Corporation pursuant to the foregoing provisions, or otherwise, Dreamfly Productions Corporation has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Dreamfly Productions Corporation of expenses incurred or paid by a director, officer or controlling person of Dreamfly Productions Corporation in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Dreamfly Productions Corporation will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1. The registrant certifies further that it has authorized this registration statement and duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on this 19, day of November, 2009.

DREAMFLY PRODUCTONS INC.,

By: /s/ Lisa Jenkins
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Lisa Jenkins
President and Director
Principal Executive Officer

By: /s/ Kevin Markey
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Kevin Markey
Chief Financial Officer and Director
Principal Financial Officer
Principal Accounting Officer.

Know all men by these present, that each person whose signature appears below constitutes and appoints Lisa Jenkins, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/ Lisa Jenkins
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Lisa Jenkins
President and Director
Principal Executive Officer
Dated: November 19, 2009

By: /s/ Kevin Markey
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Kevin Markey
Chief Financial Officer and Director
Principal Financial Officer
Principal Accounting Officer
Dated: November 19, 2009